Exhibit 99.2

Contact:

Mary Coleman

Savient Pharmaceuticals, Inc.

information@savient.com

(732) 418-9300

Savient Reports Inducement Grant Under NASDAQ Listing Rule 5635(c)(4)

BRIDGEWATER, N.J., September 26, 2012 - Savient Pharmaceuticals, Inc. (Nasdaq: SVNT) today announced that it has granted time-based restricted shares, and time-based and performance-based options to purchase shares of common stock to John P. Hamill, the Company’s newly appointed Senior Vice President & Chief Financial Officer. The grants were made pursuant to the NASDAQ inducement grant exception as components of Mr. Hamill’s employment compensation. The inducement grants were approved by the Company’s Board of Directors on September 22, 2012 and are being made as an inducement material to Mr. Hamill’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). Savient previously announced that Mr. Hamill has been appointed Senior Vice President & Chief Financial Officer effective September 24, 2012.

The time-based restricted share grant is for 100,000 shares of the Company’s common stock which will vest and become exercisable as to 33,333 shares on September 24, 2013, as to an additional 33,333 shares on September 24, 2014 and as to 33,334 shares on September 24, 2015. In the event of the termination of Mr. Hamill’s employment by the Company without cause or by Mr. Hamill for good reason, a pro-ratable portion of the restricted share grant calculated through the effective date of termination shall accelerate and immediately vest and the remaining unvested portion of the time-based restricted share grant will immediately terminate.

The time-based stock option is for the purchase of 250,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on September 24, 2012. The option has a ten-year term and will vest and become exercisable as to 83,333 shares on September 24, 2013, as to an additional 83,333 shares on September 24, 2014 and as to 83,334 shares on September 24, 2015. In the event of the termination of Mr. Hamill’s employment by the Company without cause or by Mr. Hamill for good reason, the unvested portion of the time-based stock option will immediately terminate and cease to be exercisable.

The performance-based stock option is for the purchase of 150,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on September 24, 2012. The option has a ten-year term and will vest and become exercisable upon the satisfaction of the performance conditions agreed upon by Mr. Hamill and the Company’s Board of Directors. In the event of the termination of Mr. Hamill’s employment by the Company without “cause” (as such term is defined in the employment agreement between the Company and Mr. Hamill) or by Mr. Hamill for “good reason” (as such term is defined in the employment agreement), the performance-based stock option will immediately terminate and cease to be exercisable. In the event that any performance condition is not met by the specified date for achieving such performance condition (if any), the portion of such stock option subject to such performance condition will immediately terminate and cease to be exercisable.

The unvested portions of the time-based restricted share grant and time-based stock option are subject to acceleration and full vesting immediately prior to the date of a change in control (as such term is defined in the employment agreement), provided, however, that the performance based stock option will only accelerate and become fully vested if, on or after the date of the announcement of a transaction which leads to a “change of control” (as such term is defined in the employment agreement) of the Company and up to 12 months following the date of the change in control, Mr. Hamill is terminated without cause or terminates his employment for good reason.

Savient is providing this information in accordance with NASDAQ Listing Rule 5635(c)(4).

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA® (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient is the manufacturer of Oxandrin® (oxandrolone tablets, USP) CIII and distributes it in the U.S. For more information, please visit the Company’s website at www.savient.com.

FORWARD LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the safety and efficacy of KRYSTEXXA®, the potential to expand the clinical utility of KRYSTEXXA, status of our KRYSTEXXA marketing efforts in the US and additional plans related thereto both in the US and ex-US, market demand and reimbursement for KRYSTEXXA, our view of the refractory chronic gout (RCG) market size in the US and ex-US, and our market expansion plans including our MAA filing before the EMA are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, our ability to commercialize KRYSTEXXA; the risk that the market for KRYSTEXXA is smaller than we have anticipated; our ability to retain the personnel; our reliance on third parties to manufacture KRYSTEXXA; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payers and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

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